Aflac Incorporated 1st Quarter 2016 10-Q
EXHIBIT 10.16

NOTICE OF GRANT OF AWARD	AFLAC INCORPORATED
AND AWARD AGREEMENT	ID: 58-1167100
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999

Award Number:
Plan: LTIP

Effective <________>, you have been granted a restricted stock award of <____> shares of Aflac Incorporated (the Company) common stock. The current total value of the Award at the date of issue was <________>.

These award shares are restricted until the earlier of the date shown below, or the cessation of your membership on the Board of Directors for reasons of death, disability, retirement (i.e., the cessation of membership on the Board of Directors either (1) after ten (10) years of service on the Board of Directors or (2) as of the date of the first annual Shareholders’ meeting of the Company on or after the date you attain age 75 and are no longer eligible to stand for reelection as per the Bylaws of the Company).

Shares	Full Vest
<______>	<__________>

Summary of Award Terms:
These shares of restricted stock will be held in book entry form in the custody of the Company until the restrictions thereon have lapsed. Subject to the restrictions set forth in the Plan and the Restricted Stock Award Agreement relating to this award, you shall possess all incidents of ownership with respect to the award shares, including the right to vote such shares, provided that all dividends with respect to such shares will be recorded as additional Restricted Stock and held in book entry form until the restrictions on the underlying shares shall have lapsed. Upon vesting of the underlying shares, as described in Paragraph D above, and within thirty (30) days thereafter, the additional Restricted Stock attributable to dividends on the underlying shares shall be released (paid) to the Participant free of the restrictions described in this Agreement. By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's 2004 Long-Term Incentive Plan (as Amended and Restated March 14, 2012) and the Restricted Stock Award Agreement relating to this award, which is attached to and made a part of this document.

By Daniel P. Amos	Date
Aflac Incorporated

Date